As filed with the Securities and Exchange Commission on April 22, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PARSLEY ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-4314192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

303 Colorado Street, Suite 3000 Austin, Texas 78701 (737-704-2300)

(Addresses, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Colin W. Roberts

Executive Vice President—General Counsel

303 Colorado Street, Suite 3000 Austin, Texas 78701 (737) 704-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Douglas E. McWilliams

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Secondary Offering
Class A common stock, par value $0.01 per share	7,973,117	(2)(3)	(2)(3)	(3)

(1)

Represents 7,973,117 shares of Class A common stock, par value $0.01 per share (“Class A common stock”), of Parsley Energy, Inc. (the “Company”) issuable upon exchange of units in Parsley Energy, LLC, together with an equal number of shares of Class B common stock, par value $0.01 per share, of the Company. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Class A common stock being registered on behalf of the selling stockholder shall be adjusted to include any additional shares of Class A common stock that may become issuable as a result of any distribution, split, combination or similar transaction.

(2)

With respect to the offering of shares of Class A common stock by the selling stockholder, the proposed maximum offering price per common share will be determined from time to time in connection with, and at the time of, a sale by the holder of such shares.

(3)

The secondary offering of shares of Class A common stock registered hereunder was previously registered under a registration statement on Form S-3 (File No. 333-217626) filed by the Company with the Securities and Exchange Commission (“SEC”) on May 3, 2017 (the “Prior Registration Statement”). Over 7,973,117 shares of Class A common stock that were previously registered pursuant to the Prior Registration Statement remain unsold. In accordance with Rule 415(a)(6) under the Securities Act, the registration fees associated with 7,973,117 of such unsold shares of Class A common stock will continue to be applied to the shares registered hereunder.

PROSPECTUS

Parsley Energy, Inc.

7,973,117 Shares of Class A common stock

The securities to be offered and sold using this prospectus are 7,973,117 shares of our Class A common stock, par value $0.01 per share (“Class A common stock”), that may be issued from time to time by Post Oak Veritas, LLC, a member of Parsley Energy, LLC, a Delaware limited liability company (“Parsley LLC”), that owns units in Parsley LLC (“PE Units”), upon the exchange of such member’s PE Units, together with an equal number of shares of our Class B common stock, par value $0.01 per share (“Class B common stock”), for shares of Class A common stock pursuant to the Fourth Amended and Restated Limited Liability Company Agreement of Parsley LLC, dated July 22, 2019 (the “Parsley LLC Agreement”). These shares of Class A common stock may be offered and sold by the selling stockholder named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”

The selling stockholder may sell the shares of Class A common stock offered by this prospectus from time to time on any exchange on which the shares of Class A common stock are listed on terms to be negotiated with buyers. The selling stockholder may also sell the shares of Class A common stock in private sales or through dealers or agents. The selling stockholder may sell the shares of Class A common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholder will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of Class A common stock offered by this prospectus.

We are registering these 7,973,117 shares of Class A common stock for sale by the selling stockholder named below pursuant to a registration rights and lock-up agreement, dated April 20, 2017, by and among us and the stockholders party thereto (the “Double Eagle RRA”), of which the selling stockholder named in this prospectus is a transferee, which we entered into in connection with the closing of the acquisition (the “Double Eagle Acquisition”) of all of the interests in Parsley DE Lone Star LLC (formerly known as Double Eagle Lone Star LLC), Parsley DE Operations LLC (formerly known as DE Operating LLC), and Parsley Veritas Energy Partners, LLC (formerly known as Veritas Energy Partners, LLC) from Double Eagle Energy Permian Operating LLC (“DE Operating”), Double Eagle Energy Permian LLC (“DE Permian”) and Double Eagle Energy Permian Member LLC (together with DE Operating and DE Permian, “Double Eagle”), as well as certain related transactions with an affiliate of Double Eagle.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “PE.”

Our principal executive offices are located at 303 Colorado Street, Suite 3000, Austin, Texas 78701, and our telephone number at that address is (737) 704-2300.

Investing in Class A common stock involves risks. You should read carefully this prospectus, the documents incorporated by reference into this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 6 of this prospectus for information on certain risks related to the purchase of our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2020.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of the Class A common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder may use this prospectus to offer and sell up to an aggregate of 7,973,117 shares of Class A common stock from time to time. This prospectus generally describes Parsley Energy, Inc. and the Class A common stock that the selling stockholder may offer. The selling stockholder may deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The selling stockholder may sell its shares of Class A common stock through any means described below under the heading “Plan of Distribution.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

As used in this prospectus, references to the “Company,” “we,” “our,” “us” or like terms mean Parsley Energy, Inc. and its consolidated subsidiaries unless we state otherwise or the context otherwise requires.

ABOUT PARSLEY ENERGY, INC.

Overview

We are an independent oil and natural gas company focused on the acquisition, development, exploration and production of unconventional oil and natural gas properties in the Permian Basin. The Permian Basin is located in west Texas and southeastern New Mexico and is characterized by high oil and liquids-rich natural gas content, multiple vertical and horizontal target horizons, extensive production histories, long-lived reserves and historically high drilling success rates. Our properties are located in two sub-areas of the Permian Basin, the Midland and Delaware Basins, where, given the associated returns, we focus predominantly on horizontal development drilling.

Organizational Structure

We are a holding company that was incorporated as a Delaware corporation on December 11, 2013 for the purpose of facilitating our initial public offering (the “IPO”) and to become the sole managing member of Parsley LLC. Our sole material asset as of April 21, 2020 consisted of 377,596,951 PE Units and, as the sole managing member, we hold a controlling equity interest in Parsley LLC and manage the business and affairs of Parsley LLC and its subsidiaries. We consolidate the financial and operating results of Parsley LLC and its subsidiaries and record noncontrolling interests for the economic interests in Parsley LLC held by the holders of PE Units (each, a “PE Unitholder”) other than Parsley Energy, Inc.

Company Information

Our principal executive offices are located at 303 Colorado Street, Suite 3000, Austin, Texas 78701 and our telephone number at that address is (737) 704-2300. Information contained on our website, www.parsleyenergy.com, does not constitute a part of this prospectus.

For additional information about the Company, please read the documents listed under the heading “Incorporation of Certain Documents by Reference.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the termination of this offering (other than, in each case, information “furnished” rather than “filed” for purposes of the Exchange Act);

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020;

•	our Current Reports on Form 8-K filed with the SEC on January 2, 2020, January 9, 2020, January 10, 2020, February 6, 2020, February 7, 2020, February 11, 2020, March 9, 2020 and April 10, 2020;

•

the information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2020; and

•

the description of our Class  A common stock contained in our Form 8-A12B, filed with the SEC on May 20, 2014, including any amendment to that form that we may file in the future for the purpose of updating the description of our Class A common stock.

Any statement made in this prospectus or in any prospectus supplement or amendment or in a document incorporated by reference into this prospectus or in any prospectus supplement or amendment will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. You may also request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Parsley Energy, Inc.

303 Colorado Street, Suite 3000

Austin, Texas 78701

Attention: Legal Department

(737) 704-2300

Our Annual Report on Form 10-K and other reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at www.parsleyenergy.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part.

AVAILABLE INFORMATION

We file annual, quarterly, current and other reports and other information with the SEC. Our filings are also available to the public from commercial document retrieval services and through the SEC’s website at http://www.sec.gov.

Our Class A common stock is listed and traded on the NYSE under the symbol “PE.” Our reports and other information filed with the SEC can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

We also make available free of charge on our website at www.parsleyenergy.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

This prospectus is part of a Registration Statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the Registration Statement and the accompanying exhibits and schedules in accordance with SEC rules and regulations, and we refer you to the omitted information. The statements made in this prospectus pertaining to the content of any contract, agreement or other document that is an exhibit to the Registration Statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The Registration Statement, exhibits and schedules are available through the SEC’s website.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in or incorporated by reference into this prospectus that express a belief, expectation, or intention, or that are not statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements include statements, projections and estimates concerning our operations, performance, business strategy, oil and natural gas reserves, drilling program, capital expenditures, liquidity and capital resources, the timing and success of specific projects and acquisitions, outcomes and effects of litigation, claims and disputes, derivative activities and potential financing. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “could,” “may,” “foresee,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Forward-looking statements are not guarantees of performance. We have based these forward-looking statements on our current expectations and assumptions about future events. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Actual results may differ materially from those implied or expressed by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus, or if made earlier, as of the date they were made. We disclaim any obligation to update or revise these statements unless required by law, and we caution you not to unduly rely on them. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties relating to, among other matters, the risks discussed under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information “furnished” rather than “filed” for purposes of the Exchange Act), all of which are incorporated by reference into this prospectus, and any risk factors included in any applicable prospectus supplement.

Forward-looking statements may include statements about our:

•	business strategy;

•

realized oil, natural gas and natural gas liquids (“NGLs”) prices, including the impact of the actions of the Organization of Petroleum Exporting Countries, its members and other state-controlled companies;

•	the impact of the recent outbreak of the coronavirus disease 2019 (or COVID-19);

•	reserves;

•

leasehold, minerals or business acquisitions or divestitures, including our acquisition (the “Jagged Peak Acquisition”) of all of the interests in Jagged Peak Energy Inc., a Delaware corporation (“Jagged Peak”);

•	ability to achieve the anticipated synergies, operational efficiencies and returns from the Jagged Peak Acquisition;

•	exploration and development drilling prospects, inventories, projects and programs;

•	ability to replace the reserves we produce through drilling and property acquisitions;

•	financial strategy, liquidity and capital required for our development program;

•	timing and amount of future production of oil, natural gas and NGLs;

•	hedging strategy and results;

•	future drilling plans;

•	competition and government regulations;

•	ability to obtain permits and governmental approvals;

•	pending legal or environmental matters;

•	marketing of oil, natural gas and NGLs;

•	costs of developing our properties;

•	general economic conditions;

•	credit markets;

•	uncertainty regarding our future operating results; and

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of oil, natural gas and NGLs. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information “furnished” rather than “filed” for purposes of the Exchange Act), which are incorporated by reference herein.

Additionally, we caution you that reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary note. This cautionary note should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this cautionary note, to reflect events or circumstances after the date of this prospectus.

RISK FACTORS

An investment in our Class A common stock involves a significant degree of risk. Before you invest in our Class A common stock you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information “furnished” rather than “filed” for purposes of the Exchange Act) and any risk factors contained in other documents or reports that we file with the SEC that are incorporated or deemed to be incorporated by reference into this prospectus, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference into this prospectus, in evaluating an investment in our Class A common stock. If any of these risks were to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A common stock offered under this prospectus. Any proceeds from the sale of Class A common stock included under this prospectus will be received by the selling stockholder.

EXCHANGE OF PE UNITS AND CLASS B COMMON STOCK

In accordance with the terms of the Parsley LLC Agreement, each PE Unitholder, including the selling stockholder named in this prospectus, generally has the right to exchange its PE Units, together with a corresponding number of shares of Class B common stock, for shares of Class A common stock at an exchange ratio of one share of Class A common stock for each PE Unit (and a corresponding share of Class B common stock) exchanged (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications) or, if either we or Parsley LLC so elect, cash (the “Cash Option”). As PE Unitholders exchange their PE Units and Class B common stock for Class A common stock, our ownership interest in Parsley LLC will correspondingly increase.

SELLING STOCKHOLDER

The selling stockholder named below may offer and sell from time to time in the future up to an aggregate of 7,973,117 shares of Class A common stock. The term “selling stockholder” includes the stockholder named in the table below and its transferees, pledgees, donees, assignees or other successors.

We are registering these 7,973,117 shares of Class A common stock for sale by the selling stockholder named below pursuant to the Double Eagle RRA, which we entered into in connection with the closing of the Double Eagle Acquisition. For additional information regarding the Double Eagle RRA, see “Description of Capital Stock—Registration Rights Agreements.”

Pursuant to the Double Eagle RRA, we will pay all expenses relating to the offering of these shares of Class A common stock, except that the selling stockholder will pay any underwriting discounts or commissions. We will indemnify the selling stockholder against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus.

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of shares of Class A common stock and the number of shares of Class A common stock that may from time to time be offered or sold pursuant to this prospectus. The percentage of shares of Class A common stock beneficially owned before the offering is based on the number of shares of Class A common stock and Class B common stock outstanding as of the date of this prospectus, assuming the exchange of all PE Units (together with an equal number of shares of Class B common stock). The information regarding shares beneficially owned after the offering assumes the sale of all shares of Class A common stock offered by the selling stockholder and that the selling stockholder does not acquire any additional shares of Class A common stock. Information in the table below with respect to beneficial ownership has been furnished by the selling stockholder.

Information concerning the selling stockholder may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholder may offer all, some or none of its shares of Class A common stock. We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. As described in “Exchange of PE Units and Class B Common Stock” above, subject to the terms of the Parsley LLC Agreement (including our and Parsley LLC’s right to elect to utilize the Cash Option), the holders of PE Units generally have the right to exchange such PE Units, together with an equal number of shares of Class B common stock, for shares of Class A common stock on a one-for-one basis. Assuming the exchange of all PE Units held by the PE Unitholders, including the selling stockholder (together with an equal number of shares of Class B common stock), for an equivalent number of shares of Class A common stock, as of April 21, 2020, there would be 412,726,123 shares of Class A common stock outstanding. The beneficial ownership information presented below assumes that all PE Units held by the PE Unitholders, including the selling stockholder (together with an equal number of shares of Class B common stock), have been exchanged for an equivalent number of shares of Class A common stock in accordance with the Parsley LLC Agreement.

	Shares of Class A Common Stock Beneficially Owned Prior to this Offering		Shares of Class A Common Stock That May Be Offered	Shares of Class A Common Stock Beneficially Owned After this Offering
Name	Number(1)	%(2)		Number(3)	%(2)
Post Oak Veritas, LLC (4)	7,973,117	1.9%	7,973,117	0	*

*	Denotes less than 1%
(1)

Includes shares of Class B common stock owned by the selling stockholder that, subject to the terms of the Parsley LLC Agreement (including our and Parsley LLC’s right to elect to utilize the Cash Option), are, together with an equivalent number of PE Units, generally exchangeable at any time and from time to time for shares of Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. See “Exchange of PE Units and Class B Common Stock” above for additional information.

(2)

Based upon an aggregate of 412,726,123 shares of Class A common stock and Class B common stock outstanding as of April 21, 2020. The shares of Class A common stock that could be issued upon the exchange of shares of Class B common stock pursuant to the terms of the Parsley LLC Agreement are deemed to be outstanding and beneficially owned by the person holding the Class B common stock for the purpose of computing the percentage of beneficial ownership of Class A common stock for that person and any group of which that person is a member.

(3)

Assumes that the selling stockholder disposes of all of the shares of Class A common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares of Class A common stock. The registration of these shares of Class A common stock does not necessarily mean that the selling stockholder will sell all or any portion of the shares of Class A common stock covered by this prospectus.

(4)

Represents shares of Class A common stock beneficially owned as issuable upon the exchange of a corresponding number of PE Units and shares of Class B common stock directly owned by Post Oak Veritas, LLC. Post Oak Veritas, LLC is managed by Post Oak Energy Capital, LP, which is managed by its general partner, Post Oak Energy Holdings, LLC. Accordingly, Post Oak Energy Holdings, LLC may be deemed to be a beneficial owner of such shares of Class B common stock. The address of Post Oak Energy Holdings, LLC is 34 S. Wynden, Suite 300, Houston, Texas 77056.

DESCRIPTION OF CAPITAL STOCK

As of April 21, 2020, our authorized capital stock consisted of 600,000,000 shares of Class A common stock, $0.01 par value per share, of which 378,314,472 were issued and 377,596,951 were outstanding; 125,000,000 shares of Class B common stock, $0.01 par value per share, of which 35,129,172 were issued and outstanding; and 50,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding. The following summary of our capital stock, amended and restated certificate of incorporation and amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws.

Class A Common Stock

Voting Rights. Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of shares of Class A common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of shares of Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of shares of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters. The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.

Class B Common Stock

Voting Rights. Holders of shares of Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except with respect to the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be adopted by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.

Dividend and Liquidation Rights. Holders of Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of Class B common stock, and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock. Holders of Class B common stock do not have any right to receive a distribution upon our liquidation or winding up.

Exchange Right. Each holder of shares of Class B common stock holds an equal number of PE Units. In accordance with the terms of the Parsley LLC Agreement, each PE Unitholder, including the selling stockholder named in this prospectus, generally has the right to exchange its PE Units, together with a corresponding number of shares of Class B common stock, for shares of Class A common stock at an exchange ratio of one share of Class A common stock for each PE Unit (and a corresponding share of Class B common stock) exchanged (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications) or, if either we or Parsley LLC so elect, cash. As PE Unitholders exchange their PE Units and Class B common stock for Class A common stock, our interest in Parsley LLC will correspondingly increase.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Registration Rights Agreements

IPO Registration Rights Agreement

In connection with the closing of our IPO, we entered into a registration rights agreement, dated May 29, 2014, by and among us, Parsley LLC and certain other stockholders (as amended, the “IPO RRA”). In connection with the closing of the Double Eagle Acquisition, on April 20, 2017, we entered into that certain Second Amended and Restated Registration Rights Agreement, by and among us, Parsley LLC and the other parties thereto (the “Second A&R IPO RRA”). The Second A&R IPO RRA amended and restated the IPO RRA, to, among other things, address the relative rights of the holders of registrable securities under the Double Eagle RRA and the holders of registrable securities under the Second A&R IPO RRA and to include such registrable securities in certain registration statements and underwritten offerings. The Second A&R IPO RRA contains provisions by which we agreed to register under the federal securities laws the sale of shares of Class A common stock by certain selling stockholders or certain of their affiliates. These registration rights are subject to certain conditions and limitations. We are generally obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective.

Double Eagle Registration Rights Agreement

In connection with the closing of the Double Eagle Acquisition, on April 20, 2017, we entered into the Double Eagle RRA with certain holders of our Class B common stock, pursuant to which, among other things and subject to certain restrictions, we were required, among other things, to file with the SEC an automatically effective registration statement on Form S-3 registering for resale the shares of Class A common stock issuable upon exchange of the PE Units (together with a corresponding number of shares of Class B common stock) issued as consideration in connection with the closing of the Double Eagle Acquisition and to conduct certain underwritten offerings thereof. Pursuant to our obligations under the Double Eagle RRA, we filed a registration statement on Form S-3 (File No. 333-217626) with the SEC on May 3, 2017, providing for the registration of 39,848,518 shares of Class A common stock that could have been issued from time to time to certain members of Parsley LLC upon the exchange of such members’ PE Units, together with an equal number of shares of Class B common stock. We are also filing this Registration Statement pursuant to our obligations under the Double Eagle RRA.

Jagged Peak Registration Rights Agreement

In connection with the Jagged Peak Acquisition, on October 14, 2019, we entered into a registration rights agreement (the “Jagged Peak RRA”) with Q-Jagged Peak Energy Investment Partners, LLC, a Delaware limited liability company (“Q-Jagged Peak”), pursuant to which, among other things and subject to certain restrictions, we (i) filed with the SEC an automatically effective registration statement on Form S-3 on January 10, 2020, registering for resale the shares of Class A common stock issued to Q-Jagged Peak upon consummation of the Jagged Peak Acquisition, and (ii) may be required to conduct certain underwritten offerings upon the request of Q-Jagged Peak. The Jagged Peak RRA also provides Q-Jagged Peak with customary piggyback registration rights. The Jagged Peak RRA became effective upon the consummation of the Jagged Peak Acquisition.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

Certain provisions of Delaware law and certain provisions in our amended and restated certificate of incorporation and our amended and restated bylaws described below, could make it more difficult for a third party to acquire us by means of a tender offer, a proxy contest or otherwise. These provisions may also have the effect of preventing changes to our management and board of directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Our amended and restated certificate of incorporation provides that we are not governed by Section 203 of the Delaware General Corporation Law (“DGCL”), which, in the absence of such provisions, would have imposed additional requirements regarding mergers and other business combinations. Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A common stock.

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form, content and disclosure requirements of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•

establish requirements for director nominees to deliver (i) a written questionnaire regarding the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made, (ii) a written representation and agreement that such person is not and will not become a party to any voting commitment that has not been disclosed to the Company and (iii) a written director agreement;

•

provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director;

•

provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•

provide that our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding Class A common stock;

•	provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board;

•

provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•

provide that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, the Sponsors (as defined in our amended and restated certificate of incorporation) or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those investments or opportunities; and

•	provide that our amended and restated bylaws can be amended by the board of directors.

Forum Selection

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•

any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws; or

•

any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.

The choice of forum provisions summarized above are not intended to, and would not, apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders may be subject to increased costs to bring these claims, and the choice of forum provisions could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock and Class B common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our Class A common stock is listed on the NYSE under the symbol “PE.”

PLAN OF DISTRIBUTION

The selling stockholder (and its pledgees, donees, transferees, assignees and successors-in-interest, if any) may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A common stock or interests in the shares of Class A common stock on any stock exchange, market or trading facility on which the shares of Class A common stock are traded or in private transactions. The selling stockholder may sell its shares of Class A common stock from time to time at the prevailing market price or in privately negotiated transactions.

The selling stockholder may use any one or more of the following methods when disposing of shares of Class A common stock or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares of Class A common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the Registration Statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares of Class A common stock at a stipulated price per share;

•	an underwritten offering; and

•	a combination of any such methods of sale.

The selling stockholder may sell the shares of Class A common stock at fixed prices, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares of Class A common stock from time to time will be determined by the selling stockholder and, at the time of the determination, may be higher or lower than the market price of Class A common stock on the NYSE or any other exchange or market.

The shares of Class A common stock may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholder may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of Class A common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of Class A common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or from purchasers of the offered shares of Class A common stock for whom they may act as agents. In addition, underwriters may sell the shares of Class A common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholder and any underwriters, dealers or agents participating in a distribution of the shares of Class A common stock may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the shares of Class A common stock by the selling stockholder and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling stockholder may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of its shares of Class A common stock, including liabilities arising under the Securities Act. Under the Double Eagle RRA entered into with the selling stockholder, we have agreed to indemnify the selling stockholder against certain liabilities related to the sale of the Class A common stock, including certain liabilities arising under the Securities Act. Under the Double Eagle RRA, we have also agreed to pay the costs, expenses and fees of registering the shares of Class A common stock. All other expenses of issuance and distribution will be borne by the selling stockholder.

The selling stockholder is subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of Class A common stock offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of shares of Class A common stock in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares of Class A common stock to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares of Class A common stock and the ability of any person or entity to engage in market-making activities for the shares of Class A common stock.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of Class A common stock included under this prospectus, the selling stockholder may sell the shares of Class A common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Under the securities laws of some states, if applicable, the shares of Class A common stock registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We cannot assure you that the selling stockholder will sell all or any portion of the Class A common stock offered hereby.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Class A common stock from time to time under this prospectus, or under an amendment to this prospectus or a prospectus supplement to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Transferees, successors and donees of the selling stockholder may not be able to use this prospectus for resales until they are named in the selling stockholder table by prospectus supplement or post-effective amendment. See “Selling Stockholder.”

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of Parsley Energy, Inc. and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Jagged Peak Energy Inc. as of and for the year ended December 31, 2019 have been incorporated by reference in this Registration Statement in reliance upon the report of Ernst & Young LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Jagged Peak Energy Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Certain estimates of our net oil and natural gas reserves as of December 31, 2019 and related information included or incorporated by reference herein have been derived from reports prepared by Netherland, Sewell & Associates, Inc., our independent consulting petroleum engineers. All such information has been so included or incorporated in reliance on the authority of such experts in such matters.

Estimates of proved reserves attributable to certain interests of Jagged Peak Energy Inc. as of December 31, 2019 and 2018 and related information incorporated by reference herein have been prepared based on reports by Ryder Scott Company, L.P., independent consulting petroleum engineers, and all such information has been so incorporated in reliance on the authority of such experts in such matters.

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses and costs (other than underwriting discounts and commissions) expected to be incurred by the Company in connection with the offering of the shares of Class A common stock registered hereby.

SEC registration fee		$(1)
FINRA filing fee		*
Printing expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous fees and expenses		*

Total	$	*

(1)

The secondary offering of shares of Class A common stock registered hereunder was previously registered under the Prior Registration Statement. Over 7,973,117 shares of Class A common stock that were previously registered pursuant to the Prior Registration Statement remain unsold. In accordance with Rule 415(a)(6) under the Securities Act, the registration fees associated with 7,973,117 of such unsold shares will continue to be applied to the shares registered hereunder.

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The Company is organized under the laws of Delaware. The Company’s amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in the Company’s certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. The Company’s amended and restated bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Company’s amended and restated certificate of incorporation also contains indemnification rights for its directors and officers. Specifically, the Company’s amended and restated certificate of incorporation provides that it shall indemnify its officers and directors to the fullest extent authorized by the DGCL. Further, the Company may maintain insurance on behalf of its officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

The Company has obtained directors’ and officers’ insurance to cover its directors, officers and some of its other employees for certain liabilities.

The Company has entered into written indemnification agreements with its directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to the Company, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) the Company to indemnify the officer or director.

The general effect of the foregoing is to provide indemnification to officers and directors of the Company for liabilities that may arise by reason of their status as officers or directors of the Company, other than liabilities arising from willful or intentional misconduct, act or omissions not in good faith, unlawful distributions of corporate assets or transaction from which the officer or director derived an improper personal benefit.

Item 16. Exhibits.

The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act, as indicated in parentheses:

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

2.1#	Agreement and Plan of Merger, dated as of October 14, 2019, by and among Parsley Energy, Inc., Jackal Merger Sub, Inc. and Jagged Peak Energy Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on October 15, 2019).

3.1	Amended and Restated Certificate of Incorporation of Parsley Energy, Inc., dated as of May 29, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on June 4, 2014).

3.2	Amended and Restated Bylaws of Parsley Energy, Inc., dated as of October 26, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on October 30, 2018).

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K, File No. 001-36463, filed with the SEC on February 27, 2019).

4.2	Indenture, dated December 13, 2016, by and among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, related to the 5.375% Senior Notes due 2025 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on December 13, 2016).

4.3	First Supplemental Indenture, dated April 20, 2017, by and among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, related to the 5.375% Senior Notes due 2025 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on April 20, 2017).

Exhibit Number	Description

4.4	Second Supplemental Indenture, dated January 15, 2020, by and among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, related to the 5.375% Senior Notes due 2025 (incorporated by reference to Exhibit 4.9 to the Company’s Annual Report on Form 10-K, File No. 001-36463, filed with the SEC on February 21, 2020).

4.5	Indenture, dated February 13, 2017, by and among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, related to the 5.250% Senior Notes due 2025 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on February 13, 2017).

4.6	First Supplemental Indenture, dated April 20, 2017, by and among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, related to the 5.250% Senior Notes due 2025 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on April 20, 2017).

4.7	Second Supplemental Indenture, dated January 15, 2020, by and among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, related to the 5.250% Senior Notes due 2025 (incorporated by reference to Exhibit 4.12 to the Company’s Annual Report on Form 10-K, File No. 001-36463, filed with the SEC on February 21, 2020).

4.8	Indenture, dated October 11, 2017, by and among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, related to the 5.625% Senior Notes due 2027 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on October 11, 2017).

4.9	First Supplemental Indenture, dated January 15, 2020, by and among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, related to the 5.625% Senior Notes due 2017 (incorporated by reference to Exhibit 4.14 to the Company’s Annual Report on Form 10-K, File No. 001-36463, filed with the SEC on February 21, 2020).

4.10	Indenture, dated May 8, 2018, by and among Jagged Peak Energy LLC, Jagged Peak Energy Inc. and Wells Fargo Bank, National Association, as trustee, related to the 5.875% Senior Notes due 2026 (incorporated by reference to Exhibit 4.1 to Jagged Peak’s Current Report Form 8-K, File No. 001-37995, filed with the SEC on May 8, 2018).

4.11	First Supplemental Indenture, dated December 17, 2019, by and among SoDe Water LLC, Jagged Peak Energy LLC, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, related to the 5.875% Senior Notes due 2026 (incorporated by reference to Exhibit 4.13 to the Company’s registration statement on Form S-3ASR, File No. 333-235884, filed with the SEC on January 10, 2020).

4.12	Second Supplemental Indenture, dated January 10, 2020, by and among Jackal Merger Sub A, LLC, Jagged Peak Energy LLC, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, related to the 5.875% Senior Notes due 2026 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on January 10, 2020).

4.13	Third Supplemental Indenture, dated January 15, 2020, by and among Jagged Peak Energy LLC, Parsley Energy, LLC, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, related to the 5.875% Senior Notes due 2026 (incorporated by reference to Exhibit 4.18 to the Company’s Annual Report on Form 10-K, File No. 001-36463, filed with the SEC on February 21, 2020).

Exhibit Number	Description

4.14	Fourth Supplemental Indenture, dated January 15, 2020, by and among Jagged Peak Energy LLC, Parsley Energy, LLC, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, related to the 5.875% Senior Notes due 2026 (incorporated by reference to Exhibit 4.19 to the Company’s Annual Report on Form 10-K, File No. 001-36463, filed with the SEC on February 21, 2020).

4.15	Indenture, dated February 11, 2020, among Parsley Energy, LLC, Parsley Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, related to the 4.125% Senior Notes due 2028 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on February 11, 2020).

4.16	Registration Rights and Lock-Up Agreement, dated as of April 20, 2017, by and between Parsley Energy, Inc. and the Holders party thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on April 20, 2017).

4.17	Second Amended and Restated Registration Rights Agreement, dated as of April 20, 2017, by and among Parsley Energy, LLC, Parsley Energy, Inc. and each of the parties listed as Owners on the signature pages thereto (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on April 20, 2017).

4.18	Registration Rights Agreement, dated as of October 14, 2019, by and among Parsley Energy, Inc., Q-Jagged Peak Energy Investment Partners, LLC and any subsequent holder from time to time party thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on October 15, 2019).

5.1**	Opinion of Vinson & Elkins L.L.P.

23.1**	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).

23.2**	Consent of KPMG LLP

23.3**	Consent of KPMG LLP

23.4**	Consent of Ernst & Young LLP

23.5**	Consent of Netherland, Sewell & Associates, Inc.

23.6**	Consent of Ryder Scott Company, L.P.

24.1**	Powers of Attorney (included on signature page of this Registration Statement).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the Company.
**	Filed herewith.
#

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10 (a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on April 22, 2020.

PARSLEY ENERGY, INC.

By:	/s/ Matt Gallagher
Matt Gallagher
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Matt Gallagher, Ryan Dalton and Colin Roberts, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Name	Title	Date

/s/ Matt Gallagher Matt Gallagher	President, Chief Executive Officer and Director (Principal Executive Officer)	April 22, 2020

/s/ Ryan Dalton Ryan Dalton	Executive Vice President—Chief Financial Officer (Principal Accounting and Financial Officer)	April 22, 2020

/s/ Bryan Sheffield Bryan Sheffield	Executive Chairman and Chairman of the Board	April 22, 2020

/s/ A.R. Alameddine A.R. Alameddine	Director	April 22, 2020

/s/ Ronald Brokmeyer Ronald Brokmeyer	Director	April 22, 2020

/s/ William Browning William Browning	Director	April 22, 2020

Name	Title	Date

/s/ Hemang Desai Hemang Desai	Director	April 22, 2020

/s/ Karen Hughes Karen Hughes	Director	April 22, 2020

/s/ James J. Kleckner James J. Kleckner	Director	April 22, 2020

/s/ David H. Smith David H. Smith	Director	April 22, 2020

/s/ S. Wil VanLoh, Jr. S. Wil VanLoh, Jr.	Director	April 22, 2020

/s/ Jerry Windlinger Jerry Windlinger	Director	April 22, 2020